EXHIBIT 99.1

FOR IMMEDIATE RELEASE

Supernus to Present at  Two Investor Conferences in September

Rockville, MD, August 29, 2013  -Supernus Pharmaceuticals, Inc. (NASDAQ: SUPN), a specialty pharmaceutical company, today announced that the Company’s management will present an overview of the Company at the following investor conferences in September 2013:

Rodman & Renshaw:

Presentation Date:  Monday, September 9

Time:  11:40am ET

Place:  Millennium Broadway Hotel, NY

Stifel Nicolaus Weisel:

Presentation Date: Thursday, September 12

Time:  1:30pm ET

Place: Four Seasons Hotel, Boston, MA

About Supernus Pharmaceuticals, Inc.

Supernus Pharmaceuticals, Inc. is a specialty pharmaceutical company focused on developing and commercializing products for the treatment of central nervous system, or CNS, diseases. The Company has one marketed product for epilepsy, Oxtellar XR™ (extended-release oxcarbazepine), and one approved product for epilepsy, Trokendi XR™ (extended-release topiramate). The Company is also developing several product candidates in psychiatry to address large market opportunities in ADHD, including ADHD patients with impulsive aggression. These product candidates include SPN-810 for impulsive aggression in ADHD and SPN-812 for ADHD.

CONTACTS:

Jack A. Khattar, President and CEO

Gregory S. Patrick, Vice President and CFO

Supernus Pharmaceuticals, Inc.

Tel: (301) 838-2591